SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                             (AMENDMENT NO. 1)

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Report Date (Date of earliest event reported): December 29, 1995


                     THE COLONEL'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in charter)


             MICHIGAN                 2-98277C            38-3262264
     (State or other jurisdic-      (Commission         (IRS Employer
      tion of incorporation)       File Number)          Identification
                                                            Number)

              620 SOUTH PLATT ROAD
                MILAN, MICHIGAN                             48160
    (Address of principal executive offices)              (Zip Code)


                              (313) 439-4200
           (Registrant's telephone number, including area code)


                       BRAINERD INTERNATIONAL, INC.
       (Former name or former address, if changed since last report)














ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          As previously reported on Form 8-K, dated January 12, 1996, effective December 31, 1995, Brainerd International, Inc. merged with and into The Colonel's International, Inc., with The Colonel's International, Inc. as the surviving corporation (the "Brainerd Merger"). The 677,830 shares of Brainerd International, Inc. common stock outstanding before the Brainerd Merger remained outstanding as 677,830 shares of common stock of The Colonel's International, Inc. following the Brainerd Merger. Additionally, effective December 31, 1995, Brainerd Merger Corporation, a wholly owned subsidiary of The Colonel's International, Inc., merged with and into The Colonel's, Inc. ("The Colonel's Merger"). As consideration for The Colonel's Merger, The Colonel's International, Inc. issued 23,500,000 shares of common stock to shareholders of The Colonel's, Inc. The shareholders of The Colonel's, Inc. were Donald J. Williamson and Patsy Williamson. Prior to The Colonel's Merger, Mr. Williamson owned 67,080 shares of Brainerd International, Inc. common stock, representing 9.9% of Brainerd's outstanding stock. Following The Colonel's Merger, Mr. and Mrs. Williamson beneficially own 23,567,080 shares of The Colonel's International, Inc. common stock representing 97.5% of it's outstanding stock.

          The merger transactions were previously reported and described in further detail in the Registrant's Proxy Statement dated October 23, 1995 as filed with the Securities and Exchange Commission on October 25, 1995.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          As previously reported on Form 8-K, dated January 12, 1996, effective December 31, 1995, Brainerd International, Inc. merged with and into The Colonel's International, Inc. and Brainerd Merger Corporation merged with and into The Colonel's, Inc., as set forth in Item 1. Immediately prior to the mergers, Donald J. Williamson owned 67,080 shares of Brainerd International, Inc. common stock. The merger transactions and the nature of any material relationship between Donald J. Williamson and the Registrant and its directors or officers were previously reported and described in the Registrant's Proxy Statement dated October 23, 1995 as filed with the Securities and Exchange Commission on October 25, 1995.

     The purpose of this amendment of the Form 8-K dated January 12, 1996, is to include the required financial statements of the business acquired and pro forma financial information that was not previously available.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) The Financial Statements of Business Acquired required by this Item follow on pages 5-26 and are filed as part of this report.

     (b) The Pro Forma Financial Information required by this Item follows on pages 27-28 and is filed as part of this report.

                       -2-
     (c)  Exhibits:

          2    Agreement and Plan of Merger, incorporated herein by
reference from the registrant's definitive Proxy Statement filed with the Securities and Exchange Commission on October 25, 1995.














































                       -3-
                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE COLONEL'S
                                   INTERNATIONAL, INC.


Date: March 12, 1996               By: /S/ JEFFREY A. CHIMOVITZ
                                       Jeffrey A. Chimovitz
                                       Vice President, General Counsel
                                       and Secretary




































                       -4-
INDEPENDENT AUDITORS' REPORT

To the Stockholders of
The Colonel's International, Inc.
Milan, Michigan

We have audited the accompanying consolidated balance sheets of The Colonel's International, Inc. (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years ended December 31, 1995, in conformity with generally accepted accounting principles.



March 4, 1996



















                       -5-
THE COLONEL'S INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994

ASSETS                                                        1995                1994
CURRENT ASSETS:
 Cash                                                    $    634,290        $    164,286
 Accounts receivable:
  Trade (net of allowance for doubtful accounts of
   $401,200 and $345,900 at December 31, 1995
   and 1994, respectively) (Note 7)                         2,292,112           2,474,565
  Insurance (Note 14)                                                           4,352,239
 Inventories (Note 4 and 7)                                 6,805,906           5,696,584
 Prepaid expenses                                             164,692             239,935
 Notes receivable:
  Related party (Notes 6 and 13)                              240,000             863,658
  Other (Note 6)                                              302,401             222,381
 Deferred taxes - current (Note 10)                           917,000
 Current portion of deferred compensation (Note 11)            52,000             204,436
 Assets held for sale (Note 14)                                75,000             350,000

      Total current assets                                 11,483,401          14,568,084

PROPERTY, PLANT AND EQUIPMENT - Net
 (Notes 5, 8 and 11)                                       20,876,669          12,552,006

OTHER ASSETS:
 Notes receivable:
  Related party (Notes 6 and 13)                              250,000           1,969,645
  Other (Note 6)                                                                   43,285
 Long-term portion of deferred compensation (Note 11)         266,163             624,136
 Deposits                                                   4,757,342           1,247,727
 Goodwill                                                     425,609
 Other                                                        184,802             525,000

      Total other assets                                    5,883,916           4,409,793

TOTAL ASSETS (Note 8)                                    $ 38,243,986        $ 31,529,883









                                       -6-
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Notes payable (Note 7)                                  $  4,180,000        $  6,000,000
 Current portion of long-term obligations (Note 8)          5,424,455           1,843,218
 Accounts payable - trade                                   2,938,494           2,809,113
 Accrued expenses (Note 9)                                  2,431,074           5,194,411
 Current portion of deferred compensation (Note 11)            52,000             204,436

      Total current liabilities                            15,026,023          16,051,178

LONG-TERM OBLIGATIONS, NET OF CURRENT
 PORTION (Note 8)                                           6,064,705           1,366,615

LONG-TERM PORTION OF DEFERRED
 COMPENSATION (Note 11)                                       266,163             624,136

DEFERRED TAXES - LONG TERM (Note 10)                        4,014,000

STOCKHOLDERS' EQUITY:
 Common stock; 35,000,000 shares authorized at
   $.01 par value, 24,177,830 shares issued and
   outstanding (Note 3)                                       241,778
 Common stock; 10,000,000 shares authorized at
   $.10 par value, 6,021,000 shares issued and
   outstanding                                                                    602,100
 Additional paid-in capital                                 5,557,833           1,244,511
 Retained earnings                                          7,073,484          11,641,343

      Total stockholders' equity                           12,873,095          13,487,954




TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 38,243,986        $ 31,529,883

See notes to consolidated financial statements.













                                       -7-
THE COLONEL'S INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                    1995<F1>           1994             1993
SALES (Note 13)                                 $  28,503,726    $  28,492,013    $  25,174,656

COST OF SALES (Note 13)                            19,998,308       19,599,470       19,396,926

GROSS PROFIT                                        8,505,418        8,892,543        5,777,730

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES                                       3,534,648        5,101,270        6,318,782

PLANT CLOSING COSTS (Note 15)                                        1,389,368

        Income (loss) from operations               4,970,770        2,401,905         (541,052)

OTHER INCOME (EXPENSE):
     Interest expense                                (971,623)        (785,969)        (864,681)
     Interest income (Note 13)                        119,628          106,773          206,480
     Gain on insurance settlement (Note 14)                          9,081,662        9,043,282
     Rental income (Note 13)                           71,000           73,000           87,750
     Other                                              5,699           10,343         (169,573)

        Other income (expense), net                  (775,296)       8,485,809        8,303,258

NET INCOME BEFORE INCOME TAXES                      4,195,474       10,887,714        7,762,206

PROVISION FOR INCOME TAXES (Note 10)                2,333,000

NET INCOME                                      $   1,862,474    $  10,887,714    $   7,762,206

PROFORMA EARNINGS PER SHARE (Note 18)           $        0.11

<F1> The merger by which The Colonel's, Inc. became a subsidiary of The Colonel's International, Inc. was effective December 31, 1995. Therefore, the statements of income reflect only the results of operations of The Colonel's, Inc. See Note 3 for the proforma results of operations of The Colonel's, Inc. and CII as if they had been combined for 1995.

See notes to consolidated financial statements.


                       -8-
THE COLONEL'S INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                    ADDITIONAL          NOTE
                                              COMMON STOCK            PAID IN        RECEIVABLE -       RETAINED
                                           SHARES       AMOUNT        CAPITAL        STOCKHOLDERS       EARNINGS          TOTAL
BALANCE, JANUARY 1, 1994                  6,021,000   $  602,100    $  1,244,511    $  (4,500,000)   $  9,252,867    $  6,599,478

     Net income                                                                                         7,762,206       7,762,206

     Transactions with stockholders
      (Notes 6 and 13)                                                                  1,500,000      (9,334,273)     (7,834,273)

BALANCE, DECEMBER 31, 1994                6,021,000      602,100       1,244,511       (3,000,000)      7,680,800       6,527,411

     Net income                                                                                        10,887,714      10,887,714

     Transactions with stockholders
      (Notes 6 and 13)                                                                  3,000,000      (6,927,171)     (3,927,171)

BALANCE, DECEMBER 31, 1994                6,021,000      602,100       1,244,511            None       11,641,343      13,487,954

     Net income                                                                                         1,862,474       1,862,474

     Transactions with stockholders
      (Notes 6 and 13)                                                                                 (6,430,333)     (6,430,333)

     Change in par value from $.10
       to $.01                                          (596,079)        596,079

     Exchange of common shares to
      affect merger (see Note 3)         18,156,830      235,757       3,717,243                                        3,953,000

BALANCE, DECEMBER 31, 1995               24,177,830   $  241,778    $  5,557,833            None     $  7,073,484    $ 12,873,095

See notes to consolidated financial statements.










                       -9-
THE COLONEL'S INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                  1995               1994              1993
CASH FLOWS FROM OPERATING
     ACTIVITIES:
     Net income                                             $   1,862,474     $   10,887,714     $   7,762,206
     Adjustments to reconcile net income to net
      cash provided by operations:
     Depreciation and amortization                              2,673,758          3,075,351         3,052,275
     Deferred tax provision                                     2,333,000
     Net book value of property and equipment
      destroyed in fire                                                                              1,588,670
     Provision for impairment of assets held for sale                              1,109,368           200,000
     (Gain) loss on sale of property and equipment                 22,573              1,584            (2,499)
     Changes in assets and liabilities that provided
      (used) cash, net of effects from the
      acquisition:
      Accounts receivable:
       Trade                                                      182,453           (875,598)          146,064
       Related parties                                                               173,400           (48,055)
       Insurance                                                4,352,239            (53,036)       (4,299,203)
      Inventories                                                (683,346)        (2,457,547)          228,732
      Prepaid expenses                                             90,998             85,342          (150,020)
      Accounts payable                                             71,600         (1,131,386)        2,079,525
      Accrued expenses                                         (2,855,361)            24,414         4,071,571

        Net cash provided by operating activities               8,050,388         10,839,606        14,629,266

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of Brainerd, net of cash
      acquired (Note 3)                                           277,237
     Expenditures for property, plant and equipment            (5,584,083)        (5,905,381)       (3,468,238)
     Proceeds from sale of property, plant and
      equipment                                                     8,964              2,802            10,300
     Net change in deposits (principally for tooling
       and equipment)                                          (3,509,615)         1,384,885        (1,929,881)
     Additions to notes receivable - related party             (1,243,291)          (886,369)       (1,303,744)
     Payments received on notes receivable -
      related party                                             1,205,117             35,604           203,155
     Payments received on notes receivable - other                237,209            237,663            37,422
     Proceeds from sale of assets held for sale                   275,000

        Net cash used in investing activities                  (8,333,462)        (5,130,796)       (6,450,986)


                      -10-
THE COLONEL'S INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                                                   1995               1994              1993
CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (payments) under notes payable             (1,820,000)                           3,900,000
     Proceeds from long-term obligations                        8,087,062                            1,700,000
     Principal payments on long-term debt                      (2,956,790)        (5,993,777)       (3,631,459)
     Proceeds from issuance of capital leases                   2,731,277
     Principal payment on obligations under
      capital leases                                             (126,218)          (173,995)         (151,665)
     Distributions paid to stockholders                        (5,162,253)        (1,810,047)       (7,834,273)

        Net cash provided by (used in)
          financing activities                                    753,078         (7,977,819)       (6,017,397)

NET INCREASE (DECREASE) IN CASH                                   470,004         (2,269,009)        2,160,883

CASH, BEGINNING OF YEAR                                           164,286          2,433,295           272,412

CASH, END OF YEAR                                             $   634,290        $   164,286       $ 2,433,295

SUPPLEMENTAL DISCLOSURE OF CASH
     FLOW INFORMATION - Cash paid during
     the year for interest                                    $   910,706        $   901,327       $   821,167

SUPPLEMENTAL SCHEDULES OF
     NONCASH FINANCING AND
     INVESTING ACTIVITIES:

      Reclassification of note receivable as
       stockholder distribution                               $ 1,482,024        $ 3,000,000       $ 1,500,000

      Property received as payment on note
       receivable                                             $   473,477

      Inventory received as payment on note
       receivable                                             $   425,976

      Stockholder contribution of note receivable             $   213,944

      Notes payable received on sale of property              $    60,000




                      -11-
THE COLONEL'S INTERNATIONAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


1.   ORGANIZATION

     The Colonel's International, Inc. ("CII") is a holding company for two wholly-owned subsidiaries, The Colonel's, Inc. ("The Colonel's") and Brainerd International Raceway, Inc. ("BIRI") (See Note 3). The Colonel's was incorporated in Michigan in 1982 and principally designs, manufactures and distributes plastic automotive bumper fascias and miscellaneous reinforcement beams and brackets, as replacement collision parts to the automotive aftermarket industry in North America. The Colonel's manufactures its products using reaction injection molding and plastic injection molding technology and sells its products throughout North America through its warehouses and a network of distributors. BIRI was incorporated in Minnesota in 1982 and operates a multi-purpose motor sports facility in Brainerd, Minnesota. BIRI organizes and promotes various spectator events relating to road and drag races.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CONSOLIDATION - The consolidated financial statements include the accounts of CII and its subsidiaries, the Colonel's and BIRI, from the date of acquisition. All significant intercompany accounts and transactions have been eliminated.

     INVENTORIES are stated at the lower of cost or market, and cost is determined by the first-in, first-out (FIFO) method.

     PROPERTY, PLANT AND EQUIPMENT is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:


                   Track                           7 years
                   Buildings                      15 years
                   Leasehold improvements      10-25 years
                   Equipment                    5-10 years
                   Bleachers and fencing           5 years
                   Furniture and fixtures       3-10 years
                   Vehicles                      3-7 years
                   Tooling                       5-7 years


                      -12-
     Leasehold improvements are amortized over the shorter of the life of the lease or their estimated useful life of 10-25 years.

     Expenditures for major renewals and betterments that extend the useful life of the related property, plant and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. When properties are retired or sold, the related cost and accumulated depreciation are removed from the accounts and any gain or loss on disposition is recognized.

     REVENUE RECOGNITION - Sales and trade accounts receivable are recognized at the time the product is shipped to the Company's customers.

     ASSETS HELD FOR SALE - Assets held for sale include certain machinery, equipment and real estate not needed in CII's operations. These assets have been valued at the lower of cost or net realizable value, and are classified as short or long term based on the anticipated time of sale.

     GOODWILL - Goodwill is being amortized using the straight-line method over 15 years, the estimated period of benefit.

     ACCRUED LEGAL FEES - Anticipated legal and other professional fees are accrued in the same period that the related legal matters are accrued.

     ACCRUED ENVIRONMENTAL COSTS - CII accounts for environmental costs when environmental assessments or remedial efforts are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals coincide with the earlier of a feasibility study or CII's commitment to a plan of action based on the known facts. Accruals are recorded based on existing technology available, presently enacted laws and regulations, and without giving effect to insurance proceeds. Such accruals are not discounted. As assessments and cleanups proceed, environmental accruals are periodically reviewed and adjusted as additional information becomes available as to the nature or extent of contamination, methods of remediation required, and other actions by governmental agencies or private parties.

     INCOME TAX - Effective December 31, 1995, The Colonel's changed its tax status from an S Corporation to a C Corporation for federal income tax purposes. As a result this change from a non-taxable entity to a taxable entity, The Colonel's recorded a $2,333,000 charge to income, to reflect the tax consequences of differences between the tax bases of The Colonel's assets and liabilities at that date. Prior to December 31, 1995, The Colonel's income was not taxable to the company and was passed through to its stockholders.

     FINANCIAL INSTRUMENTS - The carrying value of financial instruments included in the balance sheets approximate fair value.



                      -13-
     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the operating period. Actual results could differ from those estimates.

     RECLASSIFICATIONS - Certain 1994 and 1993 amounts have been reclassified to conform to the 1995 presentation.

3.   BUSINESS COMBINATION

     Effective December 31, 1995, CII completed its merger with The Colonel's. CII issued 23,500,000 shares of its common stock in exchange for all of the outstanding common stock of The Colonel's. For accounting purposes, the acquisition has been treated as a recapitalization of The Colonel's with The Colonel's as the acquirer ("reverse acquisition"). The historical financial statements prior to December 31, 1995 are those of The
     Colonel's. In addition, the weighted average common shares outstanding for purposes of calculating the earnings per share have been retroactively restated to give effect to the recapitalization.

     The purchase price was $3,953,000 based on the fair value of CII at the consummation date of the acquisition, which was allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair values of the net assets acquired has been recorded as goodwill, which will be amortized over 15 years. The estimated fair value of assets and liabilities acquired are summarized as follows:


              Cash                              $    277,237
              Property and equipment               4,682,400
              Goodwill                               425,609
              Other                                   25,556
              Accrued liabilities                    (83,810)
              Accrued federal income tax             (66,000)
              Debt                                  (543,992)
              Deferred tax liability                (764,000)

                   Total                        $  3,953,000

     There are no operating results of this acquisition included in CII's consolidated results of operations since the date of acquisition was December 31, 1995. The following unaudited proforma summary presents the consolidated results of operations as if the acquisition had

                      -14-
     occurred at the beginning of the period presented, giving effect to certain adjustments for the amortization of goodwill and the effect of income taxes. These proforma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the period presented or of results that may occur in the future.

                 (In Thousands)               1995           1994
                 Revenue                    $ 31,382      $ 30,942

                 Income before taxes        $  4,385      $ 10,886

                 Net income                 $  2,915      $  7,126

                 Earnings per share         $   0.12      $   0.29

4.   INVENTORIES

     Inventories at December 31 are summarized as follows:

                                             1995                1994
                 Finished products       $ 6,168,440         $ 5,320,211
                 Raw materials               637,466             376,373

                 Total inventories       $ 6,805,906         $ 5,696,584

















                      -15-
5.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at December 31 is summarized by major classifications as follows:

                                                                     1995                1994
        Land and improvements                                   $  2,269,400        $     30,000
        Track                                                      1,537,800
        Buildings                                                    622,000
        Lease improvements                                           707,076             381,883
        Bleachers and fencing                                        432,200
        Equipment (including equipment under capital lease)       10,460,954           6,500,354
        Transportation equipment (including equipment
           under capital lease)                                      609,097           1,465,918
        Furniture and fixtures                                       537,230             364,906
        Tooling                                                   19,658,447          17,107,267
             Total                                                36,834,204          25,850,328
        Less accumulated depreciation and amortization           (15,957,535)        (13,298,322)

        Net property, plant and equipment                       $ 20,876,669        $ 12,552,006

        Included in the amounts above are trucks and equipment under capital leases with a net book value of $2,666,598 and $228,629 at December 31, 1995 and 1994, respectively.

6.   NOTES RECEIVABLE

     Notes receivable at December 31 are summarized as follows:

                                                                       1995                  1994
        Notes receivable from a company affiliated through
          common control and ownership, due on demand,
          bearing interest at the prime rate, collateralized
          by property and assets                                     $ 490,000           $   695,117
        Notes receivable from customer, aggregate monthly
          installments of $20,629 including interest at 7%,
          commencing February 1, 1993, secured by shares
          of common stock of a company                                  28,457               242,887
        Mortgage receivable from an individual, monthly
          interest payments at 8% per annum, principal due
          November 15, 1998, collateralized by land, paid
          in March 1996                                                213,944



                                       -16-
        Land contract receivable from an individual, due
          in monthly installments of $650, including
          interest at 9% per annum, collateralized by land,
          paid in March 1996                                            60,000
        Note receivable from a company affiliated through
          common control and ownership repaid in 1995                                      2,138,186
        Other                                                                                 22,799
             Total                                                     792,401             3,098,969
        Less current portion                                          (542,401)           (1,086,039)

        Long-term                                                    $ 250,000           $ 2,012,930

7.   NOTES PAYABLE

     Notes payable at December 31 consist of the following short-term credit facilities:

                                                                         1995                 1994

        Line of credit with a bank, interest is due monthly at
          the bank's prime rate (9.0% and 8.5% at December 31,
          1995 and 1994, respectively)                               $ 4,180,000         $ 4,500,000
        Bridge notes payable to a bank, repaid in 1995                                     1,500,000

                                                                     $ 4,180,000         $ 6,000,000

     CII's has a line of credit with a bank which provides for maximum borrowings of $4,500,000, based upon eligible accounts receivable and inventories. Remaining availability under the line of credit at December 31, 1995 was $320,000. The line of credit expires August 1, 1996.

     CII also has a second line of credit with a bank which provides for maximum borrowings of $300,000 with interest at prime plus 1-1/2% (effective rate of 10% at December 31, 1995), of which none was outstanding at December 31, 1995.

     The short-term credit facilities are with the same bank as the term note (Note 8) and are secured by the same collateral. The weighted average interest rate on the short-term credit facilities were 8.81% and 7.25% in 1995 and 1994, respectively.







                      -17-
8.   LONG-TERM OBLIGATIONS

     Long-term obligations at December 31 consist of the following:

                                                                         1995                1994
        Term note payable to a bank, monthly principal
          payments of $200,000 plus interest at the bank's
          prime rate plus 1/2% (effective rate of 9% at
          December 31, 1995) through November 1997                  $  4,800,000
        Term note payable to a bank, repaid in 1995                                      $ 1,275,000
        Mortgage payable to bank, interest at 9.25%,
          payable in monthly installments of $52,000
          through May 1998, and secured by underlying
          property                                                     1,326,825           1,808,615
        Mortgage payable to a bank, interest at the bank's
          prime rate plus 2% (effective rate of 10.5% at
          December 31, 1995), monthly principal
          payments of $50,000 plus interest, through
          September 2004.  Secured by underlying
          property                                                       450,000
        Capital lease obligations through December 2002;
          monthly installments of $41,245 including
          interest at rates between 7.5% and 8.75%,
          collateralized by the related machinery and
          equipment (see Note 11)                                      2,689,007
        Bridge financing from a bank for future equipment
          leases, interest due monthly at the bank's prime
          rate (effective rate of 8.5% at December 31,
          1995)                                                        2,087,065
        Other                                                            136,263             126,218
             Total                                                    11,489,160           3,209,833
        Less current portion                                          (5,424,455)          1,843,218)

        Long-term                                                   $  6,064,705         $ 1,366,615

     The term note is part of a bank loan agreement that includes CII's short-term credit facilities (Note 7). This bank loan agreement is guaranteed by certain stockholders of CII and collateralized by a first priority security interest in substantially all CII's assets and by all of CII's issued and outstanding shares of common stock and contains certain covenants which requires CII to maintain minimum levels of net worth and not to exceed certain debt ratios.

     The bridge financing from a bank represents amounts advanced to CII for the purchase of tooling and machinery that CII expects to refinance as capital leases on a long-term basis.

                      -18-
     In 1994, CII assumed the outstanding mortgage payable of approximately $2,100,000 on CII's Owosso facility from its stockholders. The assumption of the mortgage was treated as a distribution to the stockholders in the 1994 financial statements.

     The scheduled future repayments of long-term obligations at December 31, 1995 are as follows:

                      1996               $  5,424,455
                      1997                  3,373,164
                      1998                    644,040
                      1999                    452,405
                      2000                    469,966
                      Thereafter            1,125,130

                      Total              $ 11,489,160

9.   ACCRUED EXPENSES

     Accrued expenses at December 31 consist of the following:

                                                               1995               1994
            Accrued legal (Note 16)                        $   349,331       $ 1,095,406
            Accrued compensation for NuPar (Note 16)           900,000         1,800,000
            Accrued environmental costs (Note 17)              598,717           850,000
            Accrued taxes                                      276,619           661,230
            Accrued plant closing costs (Note 15)                                 355,000
            Other                                              306,407           432,775

            Total                                          $ 2,431,074       $ 5,194,411













                      -19-
10.  INCOME TAXES

     Effective December 31, 1995, The Colonel's changed its tax status from a non-taxable entity to a taxable entity. The tax provision for 1995 reflects the charge to income for the changes in The Colonel's tax status. CII expects its future effective tax rate to approximately 37%, at 34% statutory federal rate and 3% state tax rate, net of federal benefit. The temporary differences at December 31, 1995 that give rise to the recorded deferred taxes, including amounts acquired in the acquisition (Note 3) are as follows:

                                                          DEFERRED
                                                          TAX ASSET
                                                         (LIABILITY)
                Deferred tax assets:
                 Allowance for doubtful accounts      $     140,000
                 Inventory                                  124,300
                 Accrued expenses                           652,700
                 Net operating loss carryforwards           433,000
                 Other                                       77,000
                     Total                                1,427,000
                Valuation allowance                        (510,000)
                                                            917,000
                Deferred liability:
                 Depreciation                            (3,494,000)
                 Other                                     (520,000)
                                                         (4,014,000)

                Total net deferred tax liability      $  (3,097,000)

     At December 31, 1995, CII has net operating loss carryforwards for tax purposes relating to its BIRI subsidiary as follows:

                  EXPIRATION DATE               AMOUNT
                    2004                     $ 342,000
                    2005                       599,000
                    2008                       332,000

     CII has put a valuation allowance on 100% of these amounts because management believes it is more likely than not that the net operating loss carryforwards will not be utilized due to limitations in existing tax laws


                      -20-
     on their use. Should such net operating losses be utilized, the effect will be a reduction in the amount of goodwill.

11.  COMMITMENTS

     CII leases trucks and equipment under capital leases (see Notes 5 and 8). CII also leases warehouse space under noncancelable operating agreements. The warehouse leases require that CII pay the taxes, insurance and maintenance expense related to the leased property. Minimum future lease payments under noncancelable leases at December 31, 1995 are summarized as follows:

                                                                   CAPITAL           OPERATING
                                                                   LEASES             LEASES
           Years ending December 31:
             1996                                              $   494,937         $ 1,422,300
             1997                                                  494,937           1,143,228
             1998                                                  494,937           1,041,424
             1999                                                  494,937             934,248
             2000                                                  494,937             847,854
             Thereafter                                            989,874           4,200,000

                Total                                            3,464,559         $ 9,589,054
           Less amount representing interest                       775,552
           Present value of minimum lease payments               2,689,007
           Less current maturities                                 302,279

           Long-term portion of capital lease obligations      $ 2,386,728

     Rent expense, including month to month rentals, was approximately $1,447,000, $2,242,000 and $2,072,000 for the three years ended December 31, 1995, 1994 and 1993, respectively. Included in rent expenses are amounts paid to the related parties of CII for rental of its principal operating facilities (see Note 13).

     CII had a ten-year employment agreement ending in 1997 with a key employee who is related to the CII's majority stockholder. CII recorded a liability and related deferred costs for the remaining compensation due under the terms of the agreement based upon the net present value of such payments. In 1995, the employee terminated the agreement and relinquished these rights to further compensation.

     CII entered into a ten-year consulting agreement beginning January 1, 1994, with the former president of the Company. The agreement guarantees him $52,000 per year. CII may terminate this agreement, but is obligated to pay the remaining compensation due under the terms of the agreement. CII

                      -21-
     recorded a liability and related deferred costs for the remaining compensation due under the terms of the agreement based upon the net present value of such payments. The deferred cost amount is being amortized to operations over the term of the agreement.

12.  STOCK OPTIONS

     CII has an incentive stock option plan that provides for up to 3,000,000 shares of common stock options to key employees, executive officers and outside directors, and also permits the grant or award of restricted stock, stock appreciation rights or stock awards. There have been no issuances under this plan.

13.  RELATED PARTY TRANSACTIONS

     The primary parties related to the Company are as follows:

        - The majority stockholders, with whom various transactions are made, including payment of monthly rent for the Owosso facility through March 1994;

        - 620 Platt Road, Inc. ("Platt"), a company affiliated through common ownership, to which rental payments are made for the Milan facility;

        - The Colonel's Factory Outlet of Arkansas, Inc. ("Arkansas"), a company affiliated through common ownership, with which various transactions are made, including sales and purchases of inventory, and payment for and reimbursement of Arkansas' expenses; and

        - Blain Buick - GMC, Inc. ("Blain"), a company affiliated through common ownership, from which automobiles, parts, and service are purchased, and rental income is earned.



















                      -22-
     A summary of transactions with these related parties is as follows:

                                                               1995               1994              1993

          Majority Stockholder:
           Short-term advances to stockholders            $  5,162,753      $  13,802,190      $  8,040,744
           Cash payments on short-term advances                   (500)       (11,992,143)         (206,471)
           Reduction of note receivable                      1,482,024          3,000,000         1,500,000
           Assumption of land contract receivable             (213,944)
           Assumption of mortgage                                               2,117,124
             Stockholder distributions                       6,430,333          6,927,171         9,334,273
           Rental expense                                                         280,000           840,000

          Platt - rental expense                               840,000            840,000           490,000

          Arkansas:
           Sales of inventory                                  346,000            309,500           568,300
           Purchases of inventory                              744,600            224,300           300,400
           Inventory in satisfaction of note receivable        425,976
           Property, plant and equipment in
            satisfaction of note receivable                    473,477
           Cash in satisfaction of note receivable           1,000,000

          Blain:
           Purchases of automobiles, parts and
            service                                             73,500            147,000            52,000
           Rental income                                        11,000             12,000            12,000
           Interest income on note receivable                   43,400             48,000            52,000

14.  PLANT FIRE

     In 1993, CII's leased facility in Owosso, Michigan which included its headquarters, sales offices and the principal manufacturing and warehouse facilities, was destroyed by a fire. The fire caused a complete loss of the approximate 280,000 square foot facility and damaged inventory, equipment and other contents therein. In late 1993, CII relocated its principal operations and headquarters to Milan, Michigan and is leasing a 350,000 square foot facility from a company owned by certain stockholders of CII.

     In 1994, CII finalized negotiations with its insurance carrier for amounts to be received on all coverages in effect at the date of the fire. Total insurance proceeds received for the replacement cost of lost property, lost profits and other direct costs of the fire were approximately $31,000,000, of which approximately $6,630,000 was due


                      -23-
     to a stockholder as indemnification of damages to the Owosso facility.
     CII has recognized in other income a net gain of approximately $9,082,000 and $9,043,000 in 1994 and 1993, respectively, which represents the amount by which CII's insurance proceeds of $24,381,000 exceeded the sum of the net book value of the assets destroyed and the liabilities resulting from the fire.

15.  PLANT CLOSING

     In 1994, CII ceased operations and took the steps necessary to close its Florida facility. At December 31, 1994, CII accrued estimated costs required to close the facility. Such costs include approximately $1,034,000 for the write down of assets to their net realizable value of $350,000 and $355,000 for costs of the storage, dismantling and disposing of the equipment, and other related expenses. Assets held at the facility that are not expected to be transferred to the Milan facility have been classified as short-term assets held for sale. At December 31, 1995, approximately $75,000 of such assets remain.

16.  LITIGATION

     In connection with the acquisition of a facility in Florida (known as "NuPar"), CII signed employment agreements with the former NuPar stockholders for the three year period beginning December 1991. In 1994, the former NuPar stockholders filed a lawsuit against CII for $1,800,000 claiming they had met the conditions of the agreements and are therefore entitled to the payments thereunder. In July 1995, CII settled these actions for $1.4 million, payable in installments through January 1997, and has accrued for remaining compensation of $900,000 at December 31, 1995.

     A suit was filed against CII in 1992 claiming CII violated anti-trust laws and alleging that CII has engaged in predatory pricing, monopolization and anti-competitive acquisitions. Discovery has narrowed the plaintiffs' theories of recoveries and the allegedly offending predatorily priced sales at issue to only two bumper models of which fewer than 2,000 parts were sold during the relevant period. CII has offered to settle this dispute for $160,000. CII has accrued its best estimate of the cost of litigation based on known facts. It is possible that this estimate may change in the near term as the lawsuit progresses. Although the final resolution of any such matters could have a material effect on CII's operating results for the particular reporting period in which an adjustment of the estimated liability is recorded, CII believes that any resulting liability should not materially affects its financial position.

     The outside designer and installer of the automated paint line system for the CII's Milan, Michigan facility abandoned the project before it was completed, leaving his suppliers and subcontractors owed more than


                      -24-
     CII owed to the installer under the sales contract if he had finished it. CII arranged with third parties to have the installation completed. CII bypassed the contractor and settled directly with all of the 14 unpaid subcontractors for $270,000 and a release of all liens. CII still has a damage claim against the main contractor.

     CII is involved in various other legal proceedings which have arisen in the normal course of its operations. CII has accrued its best estimate of the cost of litigation based on known facts. It is possible that this estimate may change in the near term as the lawsuits progress. Although the final resolution of any such matters could have a material effect on CII's operating results for the particular reporting period in which an adjustment of the estimated liability is recorded, CII believes that any resulting liability should not materially affects its financial position.

17.  ENVIRONMENTAL REMEDIATION

     CII is responsible for the remediation of hazardous materials and ground contamination located at the Owosso facility as a result of the fire (see
     Note 14). In August 1993, the Michigan Department of Natural Resources required that CII perform a complete hydrogeological study of this site to determine the extent of the contamination. CII plans to engage environmental consultants in the summer of 1996 to determine the extent of the hazardous materials located at this site, if any, and the cost of any remediation. CII has accrued its best estimate of the cost of remediation based on known facts. It is possible that this estimate may change in the near term as the project progresses. Although the final resolution of any such matters could have a material effect on CII's operating results for the particular reporting period in which an adjustment of the estimated liability is recorded, CII believes that any resulting liability should not materially affects its financial position.

     As part of the lease agreement with a related party for the Milan, Michigan facility, CII is also responsible for the remediation of hazardous material, up to an amount of $2,000,000, which existed at this site prior to CII entering into the lease in June 1993. CII has accrued for estimated remediation costs based on an environmental study of the site. CII has accrued its best estimate of the cost of remediation based on known facts. It is possible that this estimate may change in the near term as the project progresses. Although the final resolution of any such matters could have a material effect on CII's operating results for the particular reporting period in which an adjustment of the estimated liability is recorded, CII believes that any resulting liability should not materially affects its financial position.





                      -25-
18.  PROFORMA EARNINGS PER SHARE (UNAUDITED)

     The following unaudited proforma earnings per share has been derived from the income statement of CII for year ended December 31, 1995, adjusted to give effect to the change in tax status of The Colonel's as if such change had occurred at the beginning of the period.

        Net income before taxes                        $ 4,195,474
        Proforma revision for income taxes               1,470,000

                  Proforma net income                  $ 2,725,474

        Proforma earnings per share                    $      0.11

        Proforma weighted average common shares        $24,177,830

                            * * * * * *































                      -26-
                                   1995

PRO FORMA FINANCIAL STATEMENTS
                                                                                            COMBINED
                                          HISTORICAL 1995            PRO FORMA              PRO FORMA
                                    COLONEL'S        BRAINERD       ADJUSTMENTS               1995
Net Sales                        $ 28,503,726      $ 2,878,161                           $  31,381,887
Cost of Sales                    $ 19,998,308      $ 1,826,675     $    144,000<F3>      $  21,968,983
 Gross Profit                    $  8,505,418      $ 1,051,486     $    144,000          $   9,412,904

Selling, General and
 Administrative Expenses         $  3,534,648      $   612,189     $     28,000<F4>      $   4,174,837
Income from Operations           $  4,970,770      $   439,297                           $   5,238,067

Interest Expense, net            $   (851,995)     $   (59,962)                          $    (911,957)
Other                            $     76,699      $   (17,831)                          $      58,868
Net Income before income
 taxes                           $  4,195,474      $   361,504                           $   4,384,978

Tax (provision) benefit          $         --      $        --     $     77,000<F2>
                                                                   $ (1,547,000)<F1>     $  (1,470,000)
Net Income                       $  4,195,474      $   361,504                           $2,914,978.00

Net Income per Share             $       0.70      $      0.53                           $        0.12

Number of Shares                    6,021,000          677,800                              24,177,800
____________________

<F1>  Represents the current year effect of the deferred tax provision.

<F2>  Represents the adjustment to record the current year tax liability.

<F3>  Represents adjustment for additional depreciation expense due to step up of basis of property and equipment of approximately $2.4 million.

<F4>  Represents the amortization of goodwill from the acquisition over 15 years.










                      -27-
                                   1994

PRO FORMA FINANCIAL STATEMENTS
                                                                                       COMBINED
                                    HISTORICAL 1994             PRO FORMA              PRO FORMA
                             COLONEL'S          BRAINERD       ADJUSTMENTS               1994
Net Sales                    $  28,492,013     $  2,449,923                          $  30,941,936
Cost of Sales                $  19,599,470     $  1,750,676    $    144,000<F3>      $  21,494,146
 Gross Profit                $   8,892,543     $    699,247    $    144,000          $   9,447,790

Selling, General and
 Administrative
 Expenses                    $   5,101,270     $    464,894    $     28,000<F4>      $   5,594,164
Plant Closing Costs          $   1,389,368                                           $   1,389,368
Income from Operations       $   2,401,905     $    234,353                          $   2,464,258

Interest Expense, net        $    (679,196)    $    (64,172)                         $    (743,368)
Gain on Insurance
 Settlement                  $   9,081,662                                           $   9,081,662
Other                        $      83,343     $                                     $      83,343
Net Income before income
 taxes                       $  10,887,714     $    170,181    $    172,000          $  10,885,895

Tax (provision) benefit      $          --     $         --    $    363,000<F1>
                                                               $ (4,123,000)<F2>     $  (3,760,000)
Net Income                   $  10,887,714     $    170,181    $ (3,760,000)         $   7,125,895

Net Income per Share         $        1.81     $       0.25                          $        0.29

Number of Shares                 6,021,000          677,830                             24,177,830
_____________________

<F1>  Represents the current year effect of the deferred tax provision.

<F2>  Represents the adjustment to record the current year tax liability.

<F3>  Represents adjustment for additional depreciation expense due to step up of basis of property and equipment of approximately $2.4 million.

<F4>  Represents the amortization of goodwill from the acquisition over 15 years.






                      -28-
                               EXHIBIT INDEX

     EXHIBIT                DOCUMENT                       SEQUENTIALLY
                                                           NUMBERED PAGE


        2           Agreement and Plan of Merger,                n/a
                    incorporated herein by reference
                    from the registrant's definitive Proxy
                    Statement filed with the Securities
                    and Exchange Commission on
                    October 25, 1995.







































                      -29-